UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Photozou Holdings, Inc.

(Exact name of registrant as specified in its charter)

Date: November 28, 2018

Delaware	5900	47-3003188
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

4-30-4F, Yotsuya

Shinjuku-ku, Tokyo, 160-0004, Japan

ishizuka@off-line.co.jp

Telephone: +81-3-6303-9988

Fax: +81-3-6369-3727

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

2-24-13-904, Kamiosaki

Shinagawa-ku, Tokyo, 141-0021, Japan

(Former Address)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 641-0405

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	1,891,100	$0.20	$378,220	$47.09

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

PHOTOZOU HOLDINGS, INC.

1,891,100 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Photozou Holdings, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering our selling shareholders are offering 1,891,100 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. Rather our selling shareholders will receive any and all proceeds from this offering. There is no minimum number of shares required to be purchased by each investor. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our officers or directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In the audit report dated February 12, 2018, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO THE SELLING
BY SELLING SHAREHOLDERS	PUBLIC	COMMISSIONS	SHAREHOLDERS
Per Share	$0.20	Not applicable	$0.20
Minimum Purchase	None	Not applicable	Not applicable
Total (1,891,100 shares)	$378,220.00	Not applicable	$378,220.00

Currently, our Chief Executive Officer Koichi Ishizuka owns approximately 10.76% of the voting power of our outstanding capital stock and Photozou Co., Ltd., of which Mr. Ishizuka also owns and controls, owns approximately 61.78% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Mr. Ishizuka and Photozou Co., Ltd. are sold, Mr. Ishizuka and Photozou Co, Ltd. will have the ability to collectively control approximately 65.14% of the voting power of our outstanding capital stock.

The Company estimates the costs of this offering at $15,000. All expenses incurred in this offering are being paid for by the Company. If the Company has insufficient funds to do so, it will rely upon funds provided by the Company’s Chief Executive Officer, Koichi Ishizuka. Mr. Ishizuka has no legal obligation to provide the Company funds.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

 The date of this prospectus is November 28, 2018.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Photozou Holdings,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Photozou Holdings, Inc., unless the context otherwise requires. Unless otherwise indicated,” the term ‘‘fiscal year’’ refers to our fiscal year ending November 30. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

The Company

The Company was originally incorporated with the name Exquisite Acquisition, Inc., under the laws of the State of Delaware on September 29, 2014, with an objective to acquire, or merge with, an operating business.

On January 13, 2017, Thomas DeNunzio, our former controlling shareholder, transferred 8,000,000 shares of our common stock, which represented all of our issued and outstanding shares at the time, to Photozou Co., Ltd.

Following the closing of the share purchase transaction described above, Photozou Co., Ltd. gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

On January 13, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 13, 2017, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 18, 2017, we changed our name from Exquisite Acquisition, Inc. to Photozou Holdings, Inc.

Pursuant to our Registration Statement deemed effective on June 20, 2017, the Company sold a total of 3,037,300 shares of our common stock. The proceeds totaled $75,933. These shares were sold pursuant to Rule 419.

On May 8, 2018, we conducted a stock cancellation of the above 3,037,300 shares and the total funds of $75,933 were returned to investors. The cancellation of the shares and return of funds was due to the fact that we did not make an acquisition in the allotted time granted by Rule 419.

On May 31, 2018, the Company entered into and consummated a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koichi Ishizuka, our President, CEO, and Director. At the closing of the Stock Purchase Agreement, Koichi Ishizuka transferred to the Company, 10,000 shares of common stock of Photozou Koukoku Co., Ltd., a Japan corporation (“Photozou Koukoku”), which represented all of its issued and outstanding shares, in consideration of 1,000,000 JPY ($9,190 USD as of the exchange rate May 31, 2018). The Company has since gained a 100% interest in the issued and outstanding shares of Photozou Koukoku’s common stock and Photozou Koukoku is now a wholly owned subsidiary of the Company. The Company and Photozou Koukoku were under common control at the time of the acquisition.

Photozou Koukoku Co., Ltd. was incorporated under the laws of Japan on March 14, 2017. Currently, Photozou Koukoku is headquartered in Tokyo, Japan. The Company’s primary business is focused on online advertising and the sale of cameras on consignment.

On June 5, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 69 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 3,028,900 shares of common stock to these individuals and received $75,723 as aggregate consideration. Each shareholder paid $0.025 USD per share.

On July 17, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 1 Japanese shareholder. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 7,000 shares of common stock to this individual and received $175 as aggregate consideration. Each shareholder paid $0.025 USD per share.

The aforementioned sale of shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933, as amended ("Regulation S") because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 10, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 4 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 21,700 shares of common stock to these individuals and received $543 as aggregate consideration. Each shareholder paid $0.025 USD per share.

The aforementioned sale of shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933, as amended ("Regulation S") because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Our principal executive offices are located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

The Company has elected November 30th as its fiscal year end.

We are a start-up stage company, and our business plan has not yet been fully carried out.

In their audit report dated February 12, 2018, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

The Company estimates the costs of this offering at $15,000. All expenses incurred in this offering are being paid for by the Company. If the Company has insufficient funds to do so, it will rely upon funds provided by the Company’s Chief Executive Officer, Koichi Ishizuka. Mr. Ishizuka has no legal obligation to provide the Company funds.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 8,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 1,891,100 shares. These shares represent 1,891,100 shares of common stock held by our selling stockholders. The selling stockholders will sell shares at a fixed price of $0.20 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

*We will notify investors of any extension to this offering by filing a supplement to our prospectus pursuant to Rule 424(b)(3).

Securities being offered by the Selling Stockholders	1,891,100 shares of common stock, at a fixed price of $0.20 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	The selling shareholders will sell shares at a fixed price per share of $0.20 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	8,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	8,000,000 common shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.20.

We may not be able to meet the requirement for a public listing of our common stock. Furthermore, even if our common stock is granted a quotation, a market for the common shares may not develop.

The offering price for the shares will remain at $0.20 per share for the duration of the offering.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 1,891,100 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Registration Costs	We estimate our total offering registration costs to be approximately $15,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our Chief Executive Officer Koichi Ishizuka owns approximately 10.76% of the voting power of our outstanding capital stock and Photozou Co., Ltd., of which Mr. Ishizuka also owns and controls, owns approximately 61.78% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Mr. Ishizuka and Photozou Co., Ltd. are sold, Mr. Ishizuka and Photozou Co, Ltd. will have the ability to collectively control approximately 65.14% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We only have one officer and director, Koichi Ishizuka, and should we lose his services for any reason our business would be adversely affected.

Due to the fact that our Company, at present, only has one Executive Officer and Director, should we lose his services our business operations would be adversely affected and, most likely, we would be forced to cease or suspend all operations.

At present the Company relies on Mr. Takaharu Ogami for all purchasing and selling activities. Should we lose his services, we would have to restructure the entirety of our used camera operations.

Currently all purchasing of used inventory, and subsequent selling of used inventory, is handled by Takaharu Ogami, with whom we have signed an agreement with to act as an independent contractor. As we have delegated the entire used camera portion of our business operations to Mr. Ogami, should we lose his services as an independent contractor we would be forced to entirely overhaul our used camera business and seek another arrangement for the purchase and subsequent sale of used cameras.

At present we are supplied office and storage space free of charge by our Chief Executive Officer. However, should he no longer offer us this space, or alternatively should he decide to charge rent for the space, our operations could be adversely affected.

The Company is provided storage and office space rent free by our Chief Executive Officer, Mr. Koichi Ishizuka. However, Mr. Ishizuka is under no obligation to continue to provide the Company this office and storage space rent free, or to provide this space to the Company at all. In the event that Mr. Ishizuka decides to charge rent for this space, we would either have to pay the rent or find an alternative location from which to conduct business. Also, in the event Mr. Ishizuka decides to no longer offer this space to the Company at all, we would have no choice but to relocate and find other office and storage space from which to carry out our operations.

Our used camera business is entirely dependent upon how many used cameras we are able to purchase from consumers. In the event we are not able to obtain used cameras in significant quantities, our business could be materially affected.

Given the fact that we rely entirely on purchasing used cameras from individual consumers, for the used camera portion of our business, there can be no assurances as to how many cameras we will have in stock at any point in time. The number of cameras we are able to purchase could vary based on a great many factors including, but not limited to, how many individuals are looking to sell used cameras in Japan, competition we may face from other used camera purchasers, general demand for cameras. Given that we cannot accurately predict how many used cameras we will be able to acquire in a given fiscal year, it is difficult to forecast the results of our operations.

Our marketing plans, at present, rely entirely on business connections and advertising on the Photozou-Social Networking Service. Should this prove ineffective, we may be forced to alter our marketing plans significantly.

At present, our marketing plans are limited to personal relationships that our Chief Executive Officer or independent contractor may have as well as advertising on the Photozou-Social Networking Service. The Photozou-Social Networking Service, also referred to herein as the “Photozou-SNS,” is a social networking website used primarily for photo sharing among users. The online social networking website is owned entirely by Photozou Co., Ltd., a Japan Corporation, which our CEO and Director, Koichi Ishizuka, also owns and controls in its entirety.

In the event that we are not able to generate significant interest in our operations from either, or both of the aforementioned advertising methods, then we may be forced to alter our marketing plan substantially. In the event that we cannot do so adequately, the material results of our business could suffer.

In the absence of substantive revenue, we may be forced to rely on additional funding from Photozou Co., Ltd.

At present, we have not generated enough revenue to carry out our operations for any great length of time. For the nine months ended August 31, 2018, the Company borrowed $64,665 from Photozou Co., Ltd., which is owned by our Chief Executive Officer, Mr. Koichi Ishizuka. For the nine months ended August 31, 2018, the Company repaid $16,664 to Photozou Co., Ltd. The total due as of August 31, 2018 was $124,912 and is unsecured, due on demand and non-interest bearing. Photozou Co., Ltd. is under no obligation to continue to provide us with funding. In the event that we require additional funding, and Photozou Co., Ltd., or Koichi Ishizuka does not agree to provide us with additional capital, we may be forced to find alternative methods of financing or our business operations could be adversely affected and we may be forced to cease operations entirely.

Our advertising services are limited to creating advertisements on the Photozou-SNS. Should anything happen to the Photozou-SNS that would limit our ability to create advertisements on the platform, our business could be affected.

The advertising services we offer to independent third parties comprise of banner advertisements that can be displayed on the Photozou-SNS. In the event that we are no longer able to create advertisements on this platform for any reason at all, including, but not limited to, the SNS becoming unavailable, a shift in the functions of the website, a fundamental change in their policies, etc. then we would no longer be able to offer the same advertising services. We would be forced to reevaluate and change our advertising services or, in a worst case scenario, suspend our efforts to offer advertising entirely.

Should we fail to attract interest in the photo contests we host, and intend to continue to offer to third parties on the Photozou-SNS, then we may have difficulty attracting additional clients to utilize this service.

A portion of our advertising services are comprised of organizing and conducting photo contests on the Photozou-SNS. In the event that we are not able to attract enough participants to the photo contests, then third parties may not see our photo contests as a valuable method of advertisement for them/their company. In the event that we cannot generate enough publicity or interest in these contests, we may be forced to suspend them entirely or rework them in a manner that is appealing to the public and encourages participation.

If we are unable to hire qualified personnel and motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

In their audit report dated February 12, 2018, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

As described in their audit report dated February 12, 2018 our auditors have expressed substantial doubt as to our ability to continue as a going concern. The reason being is that the Company has suffered recurring losses from operations and has not yet established a source of revenue to cover our operating costs which raises substantial doubt about our ability to continue as a going concern. It is possible that we may be unable to operate in the future without an opinion of going concern from our auditors. An investor may find the aforementioned opinion of a going concern unappealing and may not want to purchase shares of our common stock for this reason.

Our revenues generated were primarily from a small number of customers.

For the nine months ended August 31, 2018, 91.0% of the revenue from the sale of cameras was generated from one customer, named Hiroshi Funada, and was in the amount of $507,949. If we lose this customer who is responsible for a great deal of our revenues, our revenues will suffer and you may lose some or all of your investment.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be very profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently adopted a bona fide business plan. Currently, we operate through our wholly owned subsidiary Photozou Koukoku Co., Ltd. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base nationally, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be very profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities and have generated no significant revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our Principal executive offices are located in Japan and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Japan and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, Koichi Ishizuka, through his own personal interest and interest through Photozou Co., Ltd., has a substantial voting power in all matters submitted to our stockholders for approval.

Currently, our Chief Executive Officer Koichi Ishizuka owns approximately 10.76% of the voting power of our outstanding capital stock and Photozou Co., Ltd., of which Mr. Ishizuka also owns and controls, owns approximately 61.78% of the voting power of our outstanding capital stock. As a result, Koichi Ishizuka, through his own personal interest and interest through Photozou Co., Ltd., has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership, Koichi Ishizuka is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Koichi Ishizuka could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Koichi Ishizuka’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our sole officer and director lacks experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our sole officer and director lacks experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officer’s and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.20 per share. This offering is being made on “best efforts” basis. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 8,000,000 shares are issued and outstanding as of November 28, 2018. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

Our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not a issuer listing services, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

PHOTOZOU HOLDINGS, INC.
BALANCE SHEETS

	November 30, 2017 (1)	November 30, 2016

ASSETS
Current Assets
Cash and cash equivalents	$75,933	$-

TOTAL CURRENT ASSETS	75,933	-

TOTAL ASSETS	75,933	-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$-	$6,350
Due to related party	16,960	-

TOTAL LIABILITIES	16,960	6,350

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of November 30, 2017 and November 30, 2016)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
11,037,300 shares and 8,000,000 shares issued and outstanding
as of November 30, 2017 and November 30, 2016)	1,104	800
Additional paid in capital	107,938	19,909
Accumulated deficit	(50,086)	(27,059)
Accumulated other comprehensive income	17	-
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	58,973	(6,350)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$75,933	$-

(1) The above values are from the Form 10-K originally filed on February 28, 2017. These values are not restated for the combination of entities under common control.

PHOTOZOU HOLDINGS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended November 30, 2017 (1)	For the Year Ended November 30, 2016
OPERATING EXPENSES
General and Administrative Expenses	$23,027	$13,711

TOTAL OPERATING EXPENSES	23,027	13,711

NET LOSS	$(23,027)	$(13,711)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$17	$-

TOTAL COMPREHENSIVE LOSS	$(23,010)	$(13,711)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	10,570,115	8,000,000

(1) The above values are from the Form 10-K originally filed on February 28, 2017. These values are not restated for the combination of entities under common control.

PHOTOZOU HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	August 31, 2018	November 30, 2017
		Restated
ASSETS
Current Assets
Cash and cash equivalents	$1,549	$84,959
Accounts receivable - trade	1,902	7,790
Prepaid expenses	-	2,351
Inventories- consignment	24,532	11,579

TOTAL CURRENT ASSETS	27,983	106,679

Property, plant and equipment
Software	1,946	1,920
Less accumulated depreciation and amortization	(454)	(160)

TOTAL PROPERTY, PLANT AND EQUIPMENT	1,492	1,760

TOTAL ASSETS	29,475	108,439

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	176	$463
Due to related party	124,912	76,911
Deferred revenue	12,127	7,962

TOTAL LIABILITIES	137,215	85,336

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of August 31, 2018 and November 30, 2017)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
8,000,000 shares and 11,037,000 shares issued and outstanding
as of August 31, 2018 and November 30, 2017, respectively)	800	1,104
Additional paid in capital	32,396	108,025
Accumulated deficit	(141,263)	(86,361)
Accumulated other comprehensive income	327	335
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(107,740)	23,103
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$29,475	$108,439

PHOTOZOU HOLDINGS, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
		Restated		Restated
Revenues
Revenue from cameras sold	$257,253	$26,240	$557,973	$26,764
Service revenue	5,007	4,021	18,307	9,450

Total revenues	262,260	30,261	576,280	36,214

Cost of revenues	247,455	24,816	536,813	25,257

Gross profit	14,805	5,445	39,467	10,957

OPERATING EXPENSES
General and Administrative Expenses	$26,958	$19,933	$94,369	$51,501

TOTAL OPERATING EXPENSES	$26,958	$19,933	$94,369	$51,501

NET LOSS	$(12,153)	$(14,488)	$(54,902)	$(40,544)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	$1,949	$(276)	$(8)	$(494)

TOTAL COMPREHENSIVE LOSS	$(10,204)	$(14,764)	$(54,910)	$(41,038)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(0.00)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	8,000,000	9,730,096	9,762,521	8,580,908

PHOTOZOU KOUKOKU CO., LTD.
BALANCE SHEET

May 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$43,256
Prepaid expenses	5,734
Accounts receivable- trade	473
Inventory	17,260

TOTAL CURRENT ASSETS	66,723

TOTAL ASSETS	$66,723

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities
Accounts payable-trade	$2,081
Due to related party	61,709
Accrued expenses	505
Deferred revenue	16,142

TOTAL CURRENT LIABILITIES	80,437

TOTAL LIABILITIES	80,437

Shareholders' Deficit
Common stock (No par value, 100,000,000 shares authorized,
10,000 shares issued and outstanding as of May 31, 2017)	87
Accumulated deficit	(13,724)
Accumulated other comprehensive loss	(77)

TOTAL SHAREHOLDERS' DEFICIT	(13,714)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$66,723

PHOTOZOU KOUKOKU CO., LTD.
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from March 14, 2017 (Inception) through May 31, 2017
Revenues
Revenue from cameras sold	$524
Service revenue	5,429

Total revenues	5,953

Cost of revenues	441

Gross profit	5,512

Operating Expenses
General and Administrative Expenses	$19,236

Total Operating expenses	19,236

NET LOSS	$(13,724)

Other Comprehensive Income
Foreign currency translation adjustment	(77)

TOTAL COMPREHENSIVE LOSS	$(13,801)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(1.37)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

On May 31, 2018, the Company entered into and consummated a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koichi Ishizuka, our President, CEO, and Director. At the closing of the Stock Purchase Agreement, Koichi Ishizuka transferred to the Company, 10,000 shares of common stock of Photozou Koukoku Co., Ltd., a Japan corporation (“Photozou Koukoku”), which represented all of its issued and outstanding shares, in consideration of 1,000,000 JPY ($9,190 USD as of the exchange rate May 31, 2018). The Company has since gained a 100% interest in the issued and outstanding shares of Photozou Koukoku’s common stock and Photozou Koukoku is now a wholly owned subsidiary of the Company.

Liquidity and Capital Resources

As of August 31, 2018 and November 30, 2017, we had cash and cash equivalents in the amount of $1,549 and 84,959, respectively. The decrease in cash is attributed to the event on May 8, 2018 whereas, we conducted a stock cancellation of 3,037,300 shares and returned funds of $75,933 to investors. The cancellation of the shares and return of funds was due to the fact that we did not make an acquisition in the allotted time granted by Rule 419.

Currently, our cash balance is not sufficient to fund our operations and our revenues cannot cover our cost and expenses for any substantive period of time. We have been utilizing and may utilize funds from Photozou Co., Ltd., our parent company owned and managed by Koichi Ishizuka, our CEO. Photozou Co., Ltd,. and Koichi Ishizuka, however, have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require further funding. Being a start-up stage company, we have very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

For the nine months ended August 31, 2018, the Company borrowed $64,665 from Photozou Co., Ltd., a Company controlled by Koichi Ishizuka, our CEO. For the nine months ended August 31, 2018, the Company repaid $16,664 to Photozou Co., Ltd. The total due as of August 31, 2018 was $124,912 and is unsecured, due on demand and non-interest bearing.

Revenues

For the three months ended August 31, 2018 and 2017, we generated revenues in the amount of $262,260 and $30,261, respectively. For the nine months ended August 31, 2018 and 2017, we generated revenues in the amount of $576,280 and $36,214, respectively.

Our increase in revenues is associated with an influx in operations.

Our Revenues were generated from the sale of used cameras and also advertising services.

Detailed analysis of revenues, cost of revenues and gross profit

Detailed analysis of revenues, cost of revenues and gross profit is as follows:

			Three months	Three months		Nine months	Nine months
			Ended	Ended	Percentage	Ended	Ended	Percentage
			August 31, 2018	August 31, 2017	increase	August 31, 2018	August 31, 2017	increase
			A	B	C=(A-B)/B	D	E	F=(D-E)/E

Revenue from cameras
Revenues	a	USD	257,253	26,240	880.4%	557,973	26,764	1,984.8%
Number of cameras sold	b		348	61	470.5%	1,189	66	1,701.5%
Average sales price	c=a/b	USD	739	430	71.8%	469	406	15.7%

Cost of revenues	d	USD	246,513	23,281	958.8%	530,168	23,669	2,139.9%
Average cost of revenues	e=d/b	USD	708	382	85.6%	446	359	24.3%

Gross profit	f=a-d	USD	10,740	2,959	263.0%	27,805	3,095	798.5%
Gross profit ratio	g=f/a		4.2%	11.3%		5.0%	11.6%

Service revenue
Revenues	h	USD	5,007	4,021	24.5%	18,307	9,450	93.7%
Cost of revenues	i	USD	942	1,535	-38.6%	6,645	1,588	318.4%
Gross profit	j=h-i	USD	4,065	2,486	63.5%	11,662	7,862	48.3%
Gross profit ratio	k=j/h		81.2%	61.8%		63.7%	83.2%

Total
Revenues	l		262,260	30,261	766.7%	576,280	36,214	1,491.3%
Cost of revenues	m		247,455	24,816	897.1%	536,813	25,257	2,025.4%
Gross profit	n=l-m		14,805	5,444	171.9%	39,467	10,957	260.2%
Gross profit ratio	o=n/l		5.6%	18.0%		6.8%	30.3%

Net Loss

We recorded a net loss of $12,153 and $14,488 for the three months ended August 31, 2018 and 2017, respectively. We recorded a net loss of $54,902 and $40,544 for the nine months ended August 31, 2018 and 2017, respectively. The greater net loss for the nine months ended August 31, 2018, as opposed to the nine months ended August 31, 2017, is attributed to the fact that we now operate through our new wholly owned subsidiary, Photozou Koukoku. Photozou Koukoku was incorporated on March 14, 2017 and Photozou Koukoku recorded a net loss from January 1, 2018 through March 13, 2018. We have only acquired Photozou Koukoku May 31st of 2018 therefore our previous nine month period was not affected by our new wholly owned subsidiary.

We believe that we realized a net loss for the nine months ended August 31, 2018 because our and our subsidiary’s collective operating expenses, outweighed our gross profits.

Through the current date, our gross profit ratio has been, in our opinion, low. To improve upon our margins, going forward, we intend to make an attempt to purchase cameras at lesser prices by better negotiating purchases in our favor, and or buying in bulk at cheaper prices. We do not believe a small increase in our pricing will deter buyers from purchasing our cameras, therefore we are also exploring the possibility of increasing our prices slightly.

Detailed analysis of net loss is as follows:

		Three months	Three months		Nine months	Nine months
		Ended	Ended	Percentage	Ended	Ended	Percentage
		August 31, 2018	August 31, 2017	increase	August 31, 2018	August 31, 2017	increase
		A	B	C=(A-B)/B	D	E	F=(D-E)/E

Gross profit
Photozou Holdings, Inc	USD	-	-		-	-
Photozou Koukoku Co., Ltd.	USD	14,805	5,445	171.9%	39,467	10,957	260.2%
Consolidated total	USD	14,805	5,445	171.9%	39,467	10,957	260.2%

Gross profit ratio		5.8%	20.7%		7.1%	40.9%
(Operating expenses / revenues)

Operating Expense
Photozou Holdings, Inc	USD	14,021	3,356	317.7%	42,119	15,688	168.5%
Photozou Koukoku Co., Ltd.	USD	12,937	16,577	-22.0%	52,250	35,813	45.9%
Consolidated total	USD	26,958	19,933	35.2%	94,369	51,501	83.2%

Operating expenses ratio		10.5%	76.0%		16.9%	192.4%
(Operating expenses / revenues)

Net loss
Photozou Holdings, Inc	USD	(14,021)	(3,356)		(42,119)	(15,688)
Photozou Koukoku Co., Ltd.	USD	1,868	(11,132)	-116.8%	(12,783)	(24,856)	-48.6%
Consolidated total	USD	(12,153)	(14,488)	-16.1%	(54,902)	(40,544)	35.4%

Cash flow

For the nine months ended August 31, 2018 and 2017, we had negative cash flows from operations in the amount of $55,444 and $68,350, respectively.

Working capital

As of August 31, 2018 and November 30, 2017, we had a working deficit of $109,232 and working capital of $21,343, respectively.

Management’s Discussion and Analysis of Results of Operations for Photozou Koukoku Co., Ltd.

At present, the Company has an agreement with Mr. Takaharu Ogami,whereas Mr. Ogamito, will handle all aspects of Photozou Koukoku’s busines activities relating to the buying and selling of used cameras on our behalf. We currently manage and operate the “Wi-Ho Photo Contest” sponsored by Telecom Square Taiwan. In the future we seek to manage further contests of the same sort.

As mentioned in our business plan we also offer advertising services whereas we assist third party companies with the creation of advertisements to be placed on the Photozou-SNS.

Over the next three months we plan to further develop the company’s website at http://kaitori.photozou.jp/ and begin promoting inventory on Photozou-SNS. Additionally, we intend to increase the number of cameras purchased from individuals to increase inventory. Subsequently, and over the next six months, we plan to increase the number of distributors and individual customers to whom we directly sell used cameras.

For the nine months ended August 31, 2018, 91.0% of our revenues derived from the sale of cameras were generated from one customer, named Hiroshi Funada, and was in the amount of $507,949.

Currently, we offer predominantly traditional high end cameras from name brand Japanese Camera manufacturers. Management recognizes that globally there has been a drastic increase in the quantity of cameras, in particular those embedded in camera phones. At present it is the Company’s intention to sell digital single lens reflex cameras that are made for the specific purpose of photography, without any other general purpose. Should consumers in the Japanese market decrease their spending on purpose built, high end cameras, as a result of cameras being embedded in other electronic devices they may own, there is the possibility that our revenues may decrease or will at the very least, be negatively impacted.

In the future we may explore the possibility of offering electronics that have a camera embedded in the device, such as a camera phone. At this time however, we have no plans to do so.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

The Company was originally incorporated with the name Exquisite Acquisition, Inc., under the laws of the State of Delaware on September 29, 2014, with an objective to acquire, or merge with, an operating business.

On January 13, 2017, Thomas DeNunzio, our former controlling shareholder, transferred 8,000,000 shares of our common stock, which represented all of our issued and outstanding shares at the time, to Photozou Co., Ltd.

Following the closing of the share purchase transaction described above, Photozou Co., Ltd. gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

On January 13, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 13, 2017, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 18, 2017, we changed our name from Exquisite Acquisition, Inc. to Photozou Holdings, Inc.

Pursuant to our Registration Statement deemed effective on June 20, 2017, the Company sold a total of 3,037,300 shares of our common stock. The proceeds totaled $75,933. These shares were sold pursuant to Rule 419.

On May 8, 2018, we conducted a stock cancellation of the above 3,037,300 shares and the total funds of $75,933 were returned to investors. The cancellation of the shares and return of funds was due to the fact that we did not make an acquisition in the allotted time granted by Rule 419.

On May 31, 2018, the Company entered into and consummated a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koichi Ishizuka, our President, CEO, and Director. At the closing of the Stock Purchase Agreement, Koichi Ishizuka transferred to the Company, 10,000 shares of common stock of Photozou Koukoku Co., Ltd., a Japan corporation (“Photozou Koukoku”), which represented all of its issued and outstanding shares, in consideration of 1,000,000 JPY ($9,190 USD as of the exchange rate May 31, 2018). The Company has since gained a 100% interest in the issued and outstanding shares of Photozou Koukoku’s common stock and Photozou Koukoku is now a wholly owned subsidiary of the Company. The Company and Photozou Koukoku were under common control at the time of the acquisition.

Photozou Koukoku Co., Ltd. was incorporated under the laws of Japan on March 14, 2017. Currently, Photozou Koukoku is headquartered in Tokyo, Japan. The Company’s primary business is focused on online advertising and the sale of cameras on consignment.

On June 5, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 69 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 3,028,900 shares of common stock to these individuals and received $75,723 as aggregate consideration. Each shareholder paid $0.025 USD per share.

On July 17, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 1 Japanese shareholder. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 7,000 shares of common stock to this individual and received $175 as aggregate consideration. Each shareholder paid $0.025 USD per share.

On September 10, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 4 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 21,700 shares of common stock to these individuals and received $543 as aggregate consideration. Each shareholder paid $0.025 USD per share.

The aforementioned sale of shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933, as amended ("Regulation S") because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Overview

Our principal executive offices are located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

The Company has elected November 30th as its fiscal year end.

Currently, we operate through our wholly owned subsidiary, Photozou Koukoku Co., Ltd., “Photozou Koukoku” of which is engaged in advertising services and selling cameras on consignment.

Photozou Koukoku was incorporated under the laws of Japan on March 14, 2017.

Currently, Photozou Koukoku is headquartered at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan. Photozou Koukoku’s office space is provided rent free by our Chief Executive Officer, Koichi Ishizuka.

Photozou Koukoku Co., Ltd.’s business operations are primarily focused around the sale of used cameras sold through the website http://kaitori.photozou.jp/, and online advertising through various channels. On April 17, 2017, Photozou Koukoku obtained a license to operate as a used goods merchant in Japan.

Background of Operations - Sale of Cameras

Photozou Koukoku deals mainly in high-class digital single lens reflex cameras produced by well known Japanese camera makers, e.g. Canon, Nikon, Fujifilm, etc.

The camera industry in Japan is a multi-billion dollar industry and cameras made in Japan have worldwide appeal and recognition. This is due to the fact that common household name camera manufacturers such as Canon, Nikon, Sony and several others, are headquartered in Japan and sell high end, digital cameras, generally associated with high quality.

The Company believes that due to the high quality of cameras created by Japanese camera makers that these will be the most appealing products to offer to the Japanese market.

However, should market trends shift and the demand for cameras of other companies see a surge in popularity then Photozou Koukoku may consider the possibility of acquiring and reselling cameras by other manufacturers. It may also consider the possibility of selling electronics that serve other purposes other than taking photographs, but have a camera embedded in them, such as camera phones. At this time however, the focus is to sell used high-class digital single lens reflex cameras.

 Purchasing

Photozou Koukoku primarily purchases used cameras from individual consumers in Japan. Photozou Koukoku’s supporting website at http://kaitori.photozou.jp/ can be used by interested parties to access pertinent information relating to selling their cameras. For example, there is a section of the website which discloses a price list by product. Through the website they can also request an estimate, review Photozou Koukoku’s procedure for purchasing cameras and fill out an application to sell their camera. Currently, Photozou Koukoku has hired, as an independent contractor, Mr. Takaharu Ogami to handle the entirety of all purchasing and selling activities of Photozou Koukoku’s camera business. Relating to his services to Photozou Koukoku, Mr. Takaharu is paid a monthly fee in amount of JPY 400,000 ($3,600). The Company considers the sale of the cameras as being sold on consignment through Mr. Ogami’s efforts because he is responsible for the sale and shipping of the cameras at the expense of Photozou Koukoku. Photozou Koukoku is the legal owner of the camera(s) until the point of sale to the purchaser or purchaser(s).

Inventory

The Company consigns its operations regarding the sale of cameras to Mr. Ogami. Inventory however, remains under legal ownership of the Company.

As of August 31, 2018, the Company held inventory comprised solely of used cameras in the amount of $24,532. There were 51 cameras held in inventory as of August 31, 2018.

Selling

Photozou Koukoku sells used cameras to individual consumers through the supporting website at http://kaitori.photozou.jp/. Visitors to the site can view Photozou Koukoku’s current inventory which includes the specific brand and features of the cameras offered for sale. Additionally, from time to time cameras are sold online utilizing Yahoo auctions. Cameras are then shipped to the purchaser for a fee that is determined at a later date, and may differ on a case by case basis depending on the type of camera and method of delivery. In addition, Photozou Koukoku sells cameras to distributors through the sales efforts of Mr. Ogami.

Photozou Koukoku plans to expand its target customers to outside of Japan and intends to continuously evaluate the possibility of selling cameras directly to additional distributors.

 Advertising Services

At present, Photozou Koukoku conducts two types of advertising services. These services include managing online photo contests and web advertising services specifically geared toward advertisements that are placed on what is known as “The Photozou-Social Networking Service.” The aforementioned is a social networking website, primarily for photo sharing. Its web address can be found here: http://photozou.jp/?lang=en. The online social networking website is owned entirely by Photozou Co., Ltd., a Japan Corporation, which our CEO and Director, Koichi Ishizuka, also owns and controls in its entirety.

Herein, we may refer to the aforementioned social networking website as “the Photozou-SNS”, “SNS”, “the website” or “the social networking site.”

Photozou Koukoku develops banner ads for third party companies and subsequently assists those clients with having those advertisements placed on the Photozou-SNS. Fees are determined on a case by case basis and vary depending on whether or not Photozou Co., Ltd contracts Photozou Koukoku to work with a pre-existing client, or if Photozou Koukoku obtains the client on their own accord.

It is possible that the Company will expand into offering additional online advertising services, and will create advertisements in forms other than banner ads, but no such plans have been fully developed at this point in time.

As mentioned above the Company also manages and operates photo contests that take place on the SNS. The photo contests are funded by third parties and are used as a way to promote and advertise the business operations of the third party companies hosting the photo contest(s), through the social networking site. Fees for this service are also on a case by case basis and vary depending on whether or not Photozou Co., Ltd contracts Photozou Koukoku to work with a pre-existing client, or if Photozou Koukoku obtains the client on their own accord.

The typical model for photo contest(s) follows several steps. Initially the photo contest, and any applicable themes and guidelines, are announced on the Photozou-SNS (which has more than 7 million registered users). Secondly, the participants have about two to three months to submit their photographs to the photo contest. Subsequently, the photographs will be judged on certain criteria depending on the type of contest and then the announcement of results (winners) will take place on Photozou-SNS. In order to attract individuals to take part in the photo contest incentives like prizes are offered. The prizes differ on a case by case basis but may consist of a combination of cash, gift cards, or other goods.

Currently, Photozou Koukoku manages and operates the “Wi-Ho Photo Contest” sponsored by Telecom Square Taiwan, Inc.

Promotional activity

Our CEO, Koichi Ishizuka has verbally consented that we may utilize the SNS to promote and advertise our own services.

We believe there to be a clear synergy between the operations of Photozou Koukoku and the Photozou-SNS, as Photozou-SNS is a website where users can upload and share pictures taken with their cameras. It is our belief that many individuals who are sharing, browsing and evaluating photographs online will have an interest in purchasing cameras for personal use and potentially to upload more photos on the website. They may also potentially own a business that seeks to run a photo contest via the SNS which we may benefit from should they decide to do so.

Concentrations

Concentration of Purchases

For the nine months ended August 31, 2018, 100% of the purchase of inventory of cameras was handled by Mr. Takaharu Ogami on consignment in the amount of $24,532.

Concentration of Revenues

Net revenues from customers accounting for 10% or more of total revenues are as follows:

For the nine months ended August 31, 2018, 91.0% of the revenue from the sale of cameras was generated from one customer in the amount of $507,949 For the nine months ended August 31, 2018, 100% of the revenue from the sale of cameras was handled by Mr. Takaharu Ogami on consignment.

For the nine months ended August 31, 2018, 90.0% of the service revenue was generated from three customers in the amount of $16,471.

Future Plans

Over the next three months we, Photozou Koukoku, plan to develop our website further and begin advertising our inventory on Photozou-SNS. Additionally, we intend to increase our current level of inventory comprised of used cameras.

Subsequently, and over the next six months, we plan to increase the number of distributors and individual customers to whom we are directly selling used cameras. Additionally, there are plans, which are not fully developed, to expand the business and explore foreign markets.

USE OF PROCEEDS

Since the offering is being made by the selling shareholders we will not reap any of the proceeds from the offering. The shareholders however, will be the beneficiary of the proceeds and will be able to use the proceeds from the sale of their shares in any way they see fit. There is currently no appointed escrow agent for the sale of any shares of our common stock by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of August 31, 2018, the net tangible book value of our shares of common stock was $(107,740).

Existing stockholders if all of the shares are sold

Price per share pursuant to this offering	$	not applicable
Net tangible book value per share before the Offering		$(0.01)
Net tangible book value per share after the Offering		$(0.01)
Increase to present stockholders in net tangible book value per share after Offering		$0.00
Number of shares outstanding before the Offering		8,000,000
Number of shares after Offering held by existing stockholders (selling shareholders)		6,108,900
Percentage of ownership after Offering		76.4%

Purchasers of shares in this Offering if all shares are sold

Price per share pursuant to this offering		$0.20
Net tangible book value per share before the Offering		$(0.01)
Dilution per share		$0.21
Capital contributions to the Company		$0.00
Percentage of capital contributions		0.0%
Number of shares after the Offering held by purchasers of shares offered by the selling shareholders.		1,891,100
Percentage of ownership after Offering		23.6%

selling shareholderS

The shares being offered for resale by the selling stockholders consists of 1,891,100 shares of our common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder, as of November 28, 2018, and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Photozou Co., Ltd. (*1)	4,942,400	392,300	4,550,100	56.88%
Koichi Ishizuka (*1)	861,000	200,000	661,000	8.26%
Takashi Matsuyama	700,000	200,000	500,000	6.25%
Rei Ishizuka (*2)	597,800	200,000	397,800	4.97%
Regal Empire Group Ltd.	175,000	175,000	0	0.00%
Midori Sakaguchi	140,000	140,000	0	0.00%
Kiyoshi Maeda	70,000	70,000	0	0.00%
Midori Komada	42,000	42,000	0	0.00%
Takunari Sakaguchi	28,000	28,000	0	0.00%
Masao Shimizu	28,000	28,000	0	0.00%
ART Teknika Inc.	21,000	21,000	0	0.00%
Seiji Tsukumoto	21,000	21,000	0	0.00%
Masao Suga	21,000	21,000	0	0.00%
Akane Sakaguchi	21,000	21,000	0	0.00%
Daiki Sakaguchi	21,000	21,000	0	0.00%
Mitsuru Kato	14,700	14,700	0	0.00%
Kenichi Shibata	14,000	14,000	0	0.00%
Naotake Takada	14,000	14,000	0	0.00%
Taketsugu Aoyama	14,000	14,000	0	0.00%
Hideki Kondo	14,000	14,000	0	0.00%
ODA Corporation	14,000	14,000	0	0.00%
Mieko Tomita	14,000	14,000	0	0.00%
Mitsuru Ueno	11,200	11,200	0	0.00%
Motoki Ano	7,000	7,000	0	0.00%
Enko Yu	7,000	7,000	0	0.00%
Miwa Yu	7,000	7,000	0	0.00%
Brian Nelson	7,000	7,000	0	0.00%
Junji Ishiyama	7,000	7,000	0	0.00%
Futoshi Watanabe	7,000	7,000	0	0.00%
Shimizu Iwamoto Real Estate LLC.	7,000	7,000	0	0.00%
Hisahiro Mukai	7,000	7,000	0	0.00%
Masayasu Kato	7,000	7,000	0	0.00%
Isao Tanaka	7,000	7,000	0	0.00%
Ado Mouri	7,000	7,000	0	0.00%
Tomoko Osumi	7,000	7,000	0	0.00%
Ai Iwamoto	7,000	7,000	0	0.00%
Satoshi Fukuda	7,000	7,000	0	0.00%
Taisuke Yoshikawa	7,000	7,000	0	0.00%
Yuka Morikawa	7,000	7,000	0	0.00%
Yutaka Kitade	7,000	7,000	0	0.00%
Mari Matsuyama	7,000	7,000	0	0.00%
Tsuyoshi Ito	5,600	5,600	0	0.00%
Yuya Kurihara	4,200	4,200	0	0.00%
Yoshimi Imai	4,200	4,200	0	0.00%
Takashi Sasaki	3,500	3,500	0	0.00%
Koichiro Takahashi	3,500	3,500	0	0.00%
James So & Vandy Tam Living Trust	2,800	2,800	0	0.00%
Yasuyo Koizumi	2,800	2,800	0	0.00%
Akiharu Higashiguchi	2,800	2,800	0	0.00%
Koichiro Ito	2,800	2,800	0	0.00%
Kazuhiko Sato	2,800	2,800	0	0.00%
Appre Planning Co.,Ltd.	2,800	2,800	0	0.00%
Hideaki Takeuchi	2,800	2,800	0	0.00%
Ryosuke Matsumoto	2,800	2,800	0	0.00%
Tomoko Saito	2,800	2,800	0	0.00%
Sasuke Arimoto	2,100	2,100	0	0.00%
Hatanaka Co., Ltd.	1,400	1,400	0	0.00%
Yuko Takeuchi	1,400	1,400	0	0.00%
Masakazu Toshida	1,400	1,400	0	0.00%
Naoya Ogawa	700	700	0	0.00%
Katsuyuki Hiroe	700	700	0	0.00%
Yuzo Nagata	700	700	0	0.00%
Kumiko Tiwari	700	700	0	0.00%
Noriko Kobayashi	700	700	0	0.00%
Ayana Sato	700	700	0	0.00%
Takashi Kyan	700	700	0	0.00%
Hiroshi Kirihara	700	700	0	0.00%
Megumi Inoue	700	700	0	0.00%
Kenji Nakamura	700	700	0	0.00%
Kumiko Wada	700	700	0	0.00%
Songeon Park	7,000	7,000	0	0.00%
Hideo Fujioka	700	700	0	0.00%
Umito Takeuchi	3,500	3,500	0	0.00%
Keita Tonokawa	3,500	3,500	0	0.00%
Total	8,000,000	1,891,100	6,108,900	76.36%

*1 As of the date of this Registration Statement, Mr. Koichi Ishizuka is our sole officer, and director. Koichi Ishizuka owns and controls Photozou Co., Ltd.

*2 Rei Ishizuka is the wife of Koichi Ishizuka

PLAN OF DISTRIBUTION

The Company has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 1,891,100 shares of our common stock at a fixed price of $0.20 per share for the duration of the offering.

Only after our registration statement is declared effective by the Securities and Exchange Commission, can the selling shareholders sell shares in this offering. No shares purchased in this Offering will be subject to any kind of lock-up agreement. There is no minimum number of shares that must be sold in this offering. We may close this offering at any time prior to the 365 day period (duration of offering; starts from date of effectiveness) for any reason in our sole discretion.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the SEC and continue for a period of 365 days unless the offering is completed or otherwise terminated by us, or in such case extended for an additional 90 days by the Company’s sole officer and director, Koichi Ishizuka.

Procedures for Subscribing

The selling shareholders will not accept any money until the SEC declares this registration statement effective. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must purchase shares directly from the selling shareholder.

All checks or cash will be for the beneficiary of the selling shareholder. The process to subscribe may vary depending on the shareholder as the Company is not affiliated with any subsequent purchase of shares between future investors and the shareholders herein who will be able to sell shares.

Right to Reject Subscriptions

Shareholders have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 8,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights. As of the date of this Registration Statement we have 8,000,000 shares of common stock issued and outstanding.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future. We have no preferred stock issued and or outstanding as of the date of this Registration Statement.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno Esq. of 2733 East Vista Dr. Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office is located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

The office space is currently being provided to the Company rent-free by Koichi Ishizuka, our sole officer and director. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the Officers and Directors of the Company, who will continue to serve as Officers and Directors of the Company and Photozou Koukoku Co., Ltd. (our wholly owned subsidiary) are provided below:

Photozou Holdings, Inc.

NAME	AGE	POSITION
Koichi Ishizuka	46	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Photozou Koukoku Co., Ltd.

NAME	AGE	POSITION
Koichi Ishizuka	46	President, Chief Executive Officer and Director

Koichi Ishizuka

In 2004 Mr. Koichi Ishizuka graduated with his MBA from the University of Aoyama Gakuin. Several years later in 2011 he graduated from the Advanced Management Program at Harvard School of Business. Following Mr. Ishizuka’s formal education, he took a position as the head of marketing with Thomson Reuters, a mass media and information firm. Thereafter, he served as the CEO of Xinhua Finance Japan in 2006, Fate Corporation in 2008, and LCA Holdings., Ltd in 2009. Currently, Mr. Ishizuka serves as the Chief Executive Officer of OFF Line Co., Ltd., Photozou Co., Ltd., Photozou Holdings, Inc., and Photozou Koukoku Co., Ltd.. He has held the position of CEO with OFF Line Co., Ltd. Since 2013, Photozou Co., Ltd since 2016, Photozou Holdings, Inc since 2017 and Photozou Koukoku Co., Ltd. since 2017. Off Line Co., Ltd. manages and operates a Japanese communication application named, “AirTalk.” This is Off Line Co., Ltd.’s primary business activity.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. Our sole officer and director reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Director believes that it is not necessary to have such committees, at this time, because the Director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the year ended November 30, 2017.

Name and principal position (a)	As of November 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Thomas DeNunzio Former Officer and Director	2017	-	-	-	-	-	-	-	-

Koichi Ishizuka, Sole Officer and Director	2017	-	-	-	-	-	-	-	-

Note: On January 13, 2017, Thomas DeNunzio sold 8,000,000 shares of our restricted common stock to Photozou Co., Ltd., a Japanese Company. The shares were sold for an aggregate purchase price of $100,000. Photozou Co., Ltd. is controlled by Koichi Ishizuka, a Japanese citizen. The aforementioned shares were sold pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). No directed selling efforts were made in the United States.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officer or Director.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 28, 2018, the Company has 8,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Note: Pursuant to our Registration Statement deemed effective on June 20, 2017, we, “the Company,” sold a total of 3,037,300 shares of our common stock. The proceeds totaled $75,933. These shares were sold pursuant to Rule 419. The monies generated from the aforementioned capital raise were to be used to attempt to make an acquisition. We did not however, make an acquisition in the allotted time granted by Rule 419 therefore, on May 8, 2018, we conducted a stock cancellation of above 3,037,300 shares and the total funds of $75,933 were returned to investors.

On June 5, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 69 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 3,028,900 shares of common stock to these individuals and received $75,723 as aggregate consideration. Each shareholder paid $0.025 USD per share.

On July 17, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 1 Japanese shareholder. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 7,000 shares of common stock to this individual and received $175 as aggregate consideration. Each shareholder paid $0.025 USD per share.

On September 10, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 4 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 21,700 shares of common stock to these individuals and received $543 as aggregate consideration. Each shareholder paid $0.025 USD per share.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Koichi Ishizuka (1) (2) 3-1-21, Chuo, Nakano-ku, Tokyo, 164-0011, Japan	5,803,400	72.54%	none	n/a	72.54%
5% or greater shareholders
Takashi Matsuyama 4-16-14-101, Kugenuma Sakuragaoka, Fujisawa-shi, Kanagawa, 251-0027, Japan	700,000	8.75%	none	n/a	8.75%
Rei Ishizuka (3) 3-1-21, Chuo, Nakano-ku, Tokyo, 164-0011, Japan597	597,800	7.47%	none	n/a	7.47%

 (1) Mr. Koichi Ishizuka owns 100% of the issued and outstanding shares of Photozou, Co., Ltd., therefore, the table above includes the share ownership of Photozou, Co., Ltd. with Koichi Ishizuka collectively, in the row for Mr. Ishizuka.

(2) Koichi Ishizuka is the President, CEO and Director of the Company.

(3) Rei Ishizuka is the wife of Koichi Ishizuka

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Photozou Holdings

During the year ended November 30, 2017, our sole officer and director contributed additional paid in capital in the amount of $12,400 to fund operating expenses, of which $6,050 was paid directly on behalf of the Company for the year ended November 30, 2017. Operating expenses of $6,350 was paid directly on behalf of the Company for prior year accrued expenses.

As of November 30, 2017, the Company had $16,960 owed to Photozou Co., Ltd., a related party for payments paid directly to fund operations on behalf of the Company. These are due on demand and bear no interest. Photozou Co., Ltd is owned and controlled by our Sole Officer and Director, Koichi Ishizuka.

On May 31, 2018, the Company entered into and consummated a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koichi Ishizuka, our President, CEO, and Director. At the closing of the Stock Purchase Agreement, Koichi Ishizuka transferred to the Company, 10,000 shares of common stock of Photozou Koukoku Co., Ltd., a Japan corporation (“Photozou Koukoku”), which represented all of its issued and outstanding shares, in consideration of 1,000,000 JPY ($9,190 USD as of the exchange rate May 31, 2018). The Company has since gained a 100% interest in the issued and outstanding shares of Photozou Koukoku’s common stock and Photozou Koukoku is now a wholly owned subsidiary of the Company. The Company and Photozou Koukoku were under common control at the time of the acquisition.

Photozou Koukoku Co., Ltd. was incorporated under the laws of Japan on March 14, 2017. Currently, Photozou Koukoku is headquartered in Tokyo, Japan. The Company’s primary business is focused on online advertising and the sale of cameras on consignment.

For the nine months ended August 31, 2018, the Company borrowed $64,665 from Photozou Co., Ltd., a Company controlled by Koichi Ishizuka, our Chief Executive Officer. For the nine months ended August 31, 2018, the Company repaid $16,664 to Photozou Co., Ltd. The total due as of August 31, 2018 was $124,912 and is unsecured, due on demand and non-interest bearing.

The Company utilizes the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial.

Koichi Ishizuka, the company’s sole shareholder, officer and director is the only current promoter of the company.

Mr. Thomas DeNunzio was formerly a promoter of the Registrant from September 29, 2014, Registrant's date of incorporation through January 23, 2017, the effective date of Mr. DeNunzio's written resignation as CEO, CFO, President, Secretary and Treasurer. Mr. DeNunzio received $100,000 from the sale of 8,000,000 control shares owned by Mr. DeNunzio of the Registrant's common stock on January 13, 2017.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two years.

		2017	2016
Audit fees	MaloneBailey, LLP	$15,000	$6,000
Audit related fees		-	-
Tax fees		-	-
All other fees		-	-

Total		$15,000	$6,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

Financial Statements

Pages

Report of Independent Registered Public Accounting Firm	F2

Balance Sheets	F3

Statements of Operations	F4

Statements of Changes in Stockholders’ Equity (Deficit)	F5

Statements of Cash Flows	F6

Notes to Financial Statements	F7-F9

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Photozou Holdings, Inc.

We have audited the accompanying balance sheets of Photozou Holdings, Inc. (the “Company”) as of November 30, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Photozou Holdings, Inc. as of November 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has no yet established a source of revenue to cover the operating cost which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 12, 2018

- F2 -

PHOTOZOU HOLDINGS, INC.
BALANCE SHEETS

	November 30, 2017 (1)	November 30, 2016

ASSETS
Current Assets
Cash and cash equivalents	$75,933	$-

TOTAL CURRENT ASSETS	75,933	-

TOTAL ASSETS	75,933	-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$-	$6,350
Due to related party	16,960	-

TOTAL LIABILITIES	16,960	6,350

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of November 30, 2017 and November 30, 2016)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
11,037,300 shares and 8,000,000 shares issued and outstanding
as of November 30, 2017 and November 30, 2016)	1,104	800
Additional paid in capital	107,938	19,909
Accumulated deficit	(50,086)	(27,059)
Accumulated other comprehensive income	17	-
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	58,973	(6,350)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$75,933	$-

The accompanying notes are an integral part of these financial statements.

(1) The above values are from the Form 10-K originally filed on February 28, 2017. These values are not restated for the combination of entities under common control.

- F3 -

PHOTOZOU HOLDINGS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended November 30, 2017 (1)	For the Year Ended November 30, 2016
OPERATING EXPENSES
General and Administrative Expenses	$23,027	$13,711

TOTAL OPERATING EXPENSES	23,027	13,711

NET LOSS	$(23,027)	$(13,711)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$17	$-

TOTAL COMPREHENSIVE LOSS	$(23,010)	$(13,711)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	10,570,115	8,000,000

The accompanying notes are an integral part of these financial statements.

(1) The above values are from the Form 10-K originally filed on February 28, 2017. These values are not restated for the combination of entities under common control.

- F4 -

PHOTOZOU HOLDINGS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED NOVEMBER 30, 2017 (1) AND 2016

			ADDITIONAL	OTHER
	COMMON STOCK		PAID IN	COMPREHENSIVE	ACCUMULATED
	NUMBER	AMOUNT	CAPITAL	INCOME	DEFICIT	TOTALS

Balance November 30, 2015	8,000,000	$800	$7,898	$-	$(13,348)	$(4,650)
Contributed expenses	-	-	12,011	-	-	12,011
Net loss	-	-	-	-	(13,711)	(13,711)

Balance November 30, 2016	8,000,000	$800	$19,909	$-	$(27,059)	$(6,350)
Contributed expenses	-	-	12,400	-	-	12,400
Common stock issued for cash	3,037,300	304	75,629	-	-	75,933
Net loss	-	-	-	-	(23,027)	(23,027)
Foreign currency translation	-	-	-	17	-	17

Balance November 30, 2017	11,037,300	$1,104	$107,938	$17	$(50,086)	$58,973

The accompanying notes are an integral part of these financial statements.

(1) The above values are from the Form 10-K originally filed on February 28, 2017. These values are not restated for the combination of entities under common control.

- F5 -

PHOTOZOU HOLDINGS, INC.
STATEMENTS OF CASH FLOWS

	For the year	For the year
	Ended	Ended
	November 30, 2017 (1)	November 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,027)	$(13,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by shareholder and contributed to the Company	12,400	12,011
Accrued expenses	10,610	1,700
Net cash used in operating activities	(17)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock sold	75,933	-
Net cash provided by financing activities	75,933	-

Net effect of exchange rate changes on cash	17	-

Net Change in Cash and Cash equivalents	75,933	-
Cash and cash equivalents - beginning of period	-	-
Cash and cash equivalents - end of period	$75,933	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH FINANCING AND INVESTING TRANSACTIONS
Expenses paid directly by CEO on behalf of the Company	$16,960	$-

The accompanying notes are an integral part of these financial statements.

(1) The above values are from the Form 10-K originally filed on February 28, 2017. These values are not restated for the combination of entities under common control.

- F6 -

PHOTOZOU HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2017 AND 2016

NOTE 1 - ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Photozou Holdings, Inc., (the “Company”) was incorporated under the laws of the State of Delaware on September 29, 2014. The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. On January 13, 2017, Thomas DeNunzio, the sole shareholder of the Company, transferred 8,000,000 shares of our common stock, which at the time represented all of our issued and outstanding shares, to Photozou Co., Ltd. On January 13, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. On January 13, 2017, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. On January 18, 2017, we changed our name from Exquisite Acquisition, Inc. to Photozou Holdings, Inc. As of November 30, 2017, the Company had not yet commenced any operations.

The Company has elected November 30th as its fiscal year end.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3) regarding the assumption that the Company is a “going concern”.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Due to the minimal level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at November 30, 2017 and 2016 were $75,933 and $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at November 30, 2017 or November 30, 2016.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of November 30, 2017 and 2016, there were no common stock equivalents or options outstanding.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

·	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
·	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
·	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

- F7 -

Share-based Expense

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans at November 30, 2017 and 2016.

Share-based expense for the twelve months ended November 30, 2017 and November 30, 2016 was $0.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Foreign currency translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

November 30, 2017
Current JPY: US$1 exchange rate	112.52
Average JPY: US$1 exchange rate	112.41

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

 NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically the Company does not have revenue, reoccurring operating losses and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

- F8 -

NOTE 4 - RELATED-PARTY TRANSACTIONS

During the year ended November 30, 2016, our former sole officer/director/shareholder contributed additional paid in capital to pay for expenses on behalf of the Company in the amount of $12,011 to fund operating expenses.

During the year ended November 30, 2017, our sole officer and director contributed additional paid in capital in the amount of $12,400 to fund operating expenses of which $6,050 was paid directly on behalf of the Company for the year November 30, 2017 operating expenses and $6,350 was paid directly on behalf of the Company for prior year accrued expenses.

As of November 30, 2017, the Company had $16,960 owed to Photozou Co., Ltd., a related party for payments paid directly to fund operations on behalf of the Company. These are unsecured, due on demand and bear no interest.

The Company utilizes office space and equipment of our management at no cost. Management estimates such amounts to be immaterial.

On July 11, 2017, the Company entered into subscription agreements with Koichi Ishizuka, CEO of the Company. Pursuant to these agreements, the Company issued 847,000 shares of common stock in total to Mr. Ishizuka and received $21,125 in cash as aggregate consideration. At the time of purchase the price paid per share by Mr. Ishizuka was $0.025 per share.

On July 12, 2017, the Company entered into subscription agreements with Rei Ishizuka, the wife of Koichi Ishizuka. Pursuant to these agreements, the Company issued 597,800 shares of common stock in total to Mrs. Ishizuka and received $19,945 in cash as aggregate consideration. At the time of purchase the price paid per share by Mr. Ishizuka was $0.025.

NOTE 5 – SHAREHOLDER EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has not issued any shares during November 30, 2017 and 2016.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 11,037,300 shares and 8,000,000 shares of common stock issued and outstanding as of November 30, 2017 and 2016.

Pertinent Rights and Privileges

Holders of shares of common stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Additional Paid In Capital

During the year ended November 30, 2016, our former sole officer/director/shareholder contributed capital to pay for expenses directly on behalf of the Company in the amount of $12,011 to fund operating expenses.

In July, 2017, the Company entered into subscription agreements with 61 shareholders. Pursuant to these agreements, the Company issued 3,033,800 shares of common stock in total to these shareholders and received $75,845 in cash as aggregate consideration. At the time of purchase the price paid per share by each shareholder was $0.025. The cash is held in escrow under Rule 419.

On November 30, 2017, the Company entered into subscription agreements with 1 shareholder. Pursuant to this agreement, the Company issued 3,500 shares of common stock in total to this shareholder and received $88 in cash as aggregate consideration. At the time of purchase the price paid per share by each shareholder was $0.025 USD. The cash is held in escrow under Rule 419.

NOTE 6 – IncoME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years

The 2017 Act reduces the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017. For net operating losses (NOLs) arising after December 31, 2017, the 2017 Act limits a taxpayer’s ability to utilize NOL carryforwards to 80% of taxable income. In addition, NOLs arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. NOLs generated in tax years beginning before January 1, 2018 will not be subject to the taxable income limitation. The 2017 Act would generally eliminate the carryback of all NOLs arising in a tax year ending after 2017 and instead would permit all such NOLs to be carried forward indefinitely.

	November 30,

	2017	2016
Deferred tax asset, generated from net operating loss at statutory rates	$10,518	$9,470
Valuation allowance	(10,518)	(9,470)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	21.0%
Increase in valuation allowance	(21.0%)
Effective income tax rate	0.0%

NOTE 7 – SUBSEQUENT EVENTS

On December 18, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koichi Ishizuka, our President, CEO, Director and majority owner. At the closing of the Stock Purchase Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Koichi Ishizuka will transfer to the Company, 10,000 shares of the common stock of Photozou Koukoku Co., Ltd., a Japan corporation (“Photozou Koukoku”), which represents all of its issued and outstanding shares, in consideration of 6,900,000 JPY ($60,766 USD translated by the exchange rate as of December 11, 2017) and the Company will gain a 100% interest in the issued and outstanding shares of Photozou Koukoku’s common stock and Photozou Koukoku will become a wholly owned subsidiary of the Company. The Company and Photozou Koukoku are under common control.

Photozou Koukoku Co., Ltd. was incorporated under the laws of Japan on March 14, 2017. Currently, Photozou Koukoku is headquartered in Tokyo, Japan. Its business is primarily advertising services and selling of cameras under consignment.

- F9 -

PHOTOZOU HOLDINGS, INC.

UNAUDITED FINANCIAL STATEMENTS

Pages

Balance Sheets - Unaudited	F11

Statements of Operations - Unaudited	F12

Statements of Cash Flows - Unaudited	F13

Notes to Financial Statements - Unaudited	F14-F15

- F10 -

PHOTOZOU HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	August 31, 2018	November 30, 2017
		Restated
ASSETS
Current Assets
Cash and cash equivalents	$1,549	$84,959
Accounts receivable - trade	1,902	7,790
Prepaid expenses	-	2,351
Inventories- consignment	24,532	11,579

TOTAL CURRENT ASSETS	27,983	106,679

Property, plant and equipment
Software	1,946	1,920
Less accumulated depreciation and amortization	(454)	(160)

TOTAL PROPERTY, PLANT AND EQUIPMENT	1,492	1,760

TOTAL ASSETS	29,475	108,439

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	176	$463
Due to related party	124,912	76,911
Deferred revenue	12,127	7,962

TOTAL LIABILITIES	137,215	85,336

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of August 31, 2018 and November 30, 2017)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
8,000,000 shares and 11,037,000 shares issued and outstanding
as of August 31, 2018 and November 30, 2017, respectively)	800	1,104
Additional paid in capital	32,396	108,025
Accumulated deficit	(141,263)	(86,361)
Accumulated other comprehensive income	327	335
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(107,740)	23,103
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$29,475	$108,439

The accompanying notes are an integral part of these unaudited financial statements.

- F11 -

PHOTOZOU HOLDINGS, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
		Restated		Restated
Revenues
Revenue from cameras sold	$257,253	$26,240	$557,973	$26,764
Service revenue	5,007	4,021	18,307	9,450

Total revenues	262,260	30,261	576,280	36,214

Cost of revenues	247,455	24,816	536,813	25,257

Gross profit	14,805	5,445	39,467	10,957

OPERATING EXPENSES
General and Administrative Expenses	$26,958	$19,933	$94,369	$51,501

TOTAL OPERATING EXPENSES	$26,958	$19,933	$94,369	$51,501

NET LOSS	$(12,153)	$(14,488)	$(54,902)	$(40,544)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	$1,949	$(276)	$(8)	$(494)

TOTAL COMPREHENSIVE LOSS	$(10,204)	$(14,764)	$(54,910)	$(41,038)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(0.00)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	8,000,000	9,730,096	9,762,521	8,580,908

The accompanying notes are an integral part of these unaudited financial statements.

- F12 -

PHOTOZOU HOLDINGS, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months	Nine months
	Ended	Ended
	August 31, 2018	August 31, 2017
		Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(54,902)	$(40,544)
Adjustments to reconcile net loss to net cash:
Expenses paid by shareholder and contributed to the Company	-	12,400
Depreciation and amortization expenses	294	65
Changes in operating assets and liabilities:
Accounts receivable - trade	5,888	(19,554)
Prepaid expenses	2,351	(4,331)
Inventories- consignment	(12,953)	(22,560)
Accrued expenses	(287)	(6,028)
Deferred Revenue	4,165	12,202
Net cash used in operating activities	(55,444)	(68,350)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of software	$-	$(1,964)
Net cash used in investing activities	-	(1,964)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	$64,665	$84,922
Repayment of due to related party	(16,664)	-
Cash contribution from shareholder	-	75,932
Stock cancellation	(75,933)
Net cash provided by financing activities	(27,932)	160,854

Net effect of exchange rate changes on cash	$(34)	$(494)

Net Change in Cash and Cash equivalents	$(83,410)	$90,046
Cash and cash equivalents - beginning of period	84,959	-
Cash and cash equivalents - end of period	1,549	90,046

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	-	-

The accompanying notes are an integral part of these unaudited financial statements.

- F13 -

PHOTOZOU HOLDINGS, INC.

CONSOLIDATED NOTES TO UNAUDITED FINANCIAL STATEMENTS

august 31, 2018

(UNAUDITED)

NOTE 1 - ORGANIZATION, DESCRIPTION OF BUSINESS

Photozou Holdings, Inc., (the “Company”) was incorporated under the laws of the State of Delaware on September 29, 2014. The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. On January 13, 2017, Thomas DeNunzio, the sole shareholder of the Company, transferred 8,000,000 shares of our common stock, which at the time represented all of our issued and outstanding shares, to Photozou Co., Ltd. On January 13, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. On January 13, 2017, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. On January 18, 2017, we changed our name from Exquisite Acquisition, Inc. to Photozou Holdings, Inc.

Pursuant to our Registration Statement deemed effective on June 20, 2017, the Company sold a total of 3,037,300 shares of our common stock. The proceeds totaled $75,933. These shares were sold pursuant to Rule 419. The monies generated from the aforementioned capital raise were to be used to attempt to make an acquisition. We did not however, make an acquisition in the allotted time granted by Rule 419. On May 8, 2018, we conducted a stock cancellation of above 3,037,300 shares and the total funds of $75,933 were returned to investors.

Photozou Koukoku Co., Ltd. was incorporated under the laws of Japan on March 14, 2017. Currently, Photozou Koukoku is headquartered in Tokyo, Japan. The Company offers advertising services and sells cameras on consignment.

On June 5, 2018, Photozou Co., Ltd. entered into stock purchase agreements with 69 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold 3,028,900 shares of Photozou Holdings common stock in total to these individuals and received $75,723  as aggregate consideration. Each shareholder paid .025 USD per share.

On July 17, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 1 Japanese shareholder. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 7,000 shares of common stock to this individual and received $175 as aggregate consideration. Each shareholder paid $0.025 USD per share.

The Company has elected November 30th as its fiscal year end.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the financial statements of its wholly-owned subsidiary, Photozou Koukoku. Intercompany transactions are eliminated.

BASIS OF PRESENTATION & RESTATEMENT

The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form 10-Q and Regulation S-X. In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three months period, have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms “Company”, “we”, “us” or “our” mean the Company. Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America has been omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our consolidated financial statements for the year ended November 30, 2017, included in our Form 10-K. All periods presented have been updated for the common control merger disclosed in below causing the prior period presentation to be restated to reflect the merger.

USE OF ESTIMATES

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. The most significant estimates and assumptions made by management include going concern, allowance for doubtful accounts, valuation allowance on deferred income tax, inventory obsolescence and sales allowance. Operating results in the future could vary from the amounts derived from management's estimates and assumptions.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

ACCOUNTS RECEIVABLE AND CREDIT POLICIES

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. If there is a claim for a defect of product after within four days after arrival of goods, the Company shall accept a goods return.

INVENTORY – CONSIGNMENT

Inventory, consisting of used cameras, are primarily accounted for using the specific identification method, and are valued at the lower of cost or market value. This valuation requires the Company to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

As of August 31, 2018, the Company held inventory comprised solely of used cameras in the amount of $24,532. The purchase of inventory of cameras was handled by Mr. Takaharu Ogami on consignment.

FOREIGN CURRENCY TRANSLATION

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

August 31, 2018
Current JPY: US$1 exchange rate	101.02
Average JPY: US$1 exchange rate	109.77

- F14 -

COMPREHENSIVE INCOME OR LOSS

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

REVENUE RECOGNITION AND DEFERRED REVENUE

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company provides the warranty for the delivery of its service. If the Company cannot deliver its service to customers successfully, the Company retry its operation until the delivery is completed.

In case of the service for the photo contest, the Company applies the percentage of completion method and unfinished part of collected cash is accounted as a deferred revenue.

Revenue for used cameras is recognized when the cameras are delivered to the customer.

NET LOSS PER COMMON SHARE

Net income per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of August 31, 2018.

CONCENTRATION OF CREDIT RISKS

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risks. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

NOTE 3 – ACQUISITION

On May 31, 2018, the Company entered into and consummated a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koichi Ishizuka, our President, CEO, and Director. At the closing of the Stock Purchase Agreement, Koichi Ishizuka transferred to the Company, 10,000 shares of common stock of Photozou Koukoku Co., Ltd., a Japan corporation (“Photozou Koukoku”), which represented all of its issued and outstanding shares, in consideration of 1,000,000 JPY ($9,190USD as of the exchange rate May 31, 2018). The Company has since gained a 100% interest in the issued and outstanding shares of Photozou Koukoku’s common stock and Photozou Koukoku is now a wholly owned subsidiary of the Company. The Company and Photozou Koukoku were under common control at the time of the acquisition. Koichi Ishizuka had 72.7% of ownership of the Company. Due to the parent subsidiary relationship on Photozou Koukoku and the Company, under ASC 805-50, the transaction is being accounted for similar to a pooling of interests with carryover basis being used and go forward reporting will have the entities combined from the first day of the first period presented.

PHOTOZOU KOUKOKU CO., LTD.
BALANCE SHEETS
(UNAUDITED)

	May 31, 2018	November 30, 2017

ASSETS
Current Assets
Cash and cash equivalents	$3,599	$9,026
Accounts receivable - trade	2,549	7,790
Accounts receivable - related party	5,238	-
Prepaid expenses	-	2,351
Inventories- consignment	126,595	11,579

TOTAL CURRENT ASSETS	137,981	30,746

Property, plant and equipment
Software	1,985	1,920
Less accumulated depreciation and amortization	(364)	(160)

TOTAL PROPERTY, PLANT AND EQUIPMENT	1,621	1,760

TOTAL ASSETS	139,602	32,506

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$394	$462
Due to related party	72,631	59,951
Advance receipt	118,373	-
Deferred revenue	-	7,962

TOTAL LIABILITIES	191,398	68,375

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock (No Par value, 100,000,000 shares authorized, 10,000 shares issued and outstanding as of May 31, 2017 and November 30, 2017)	$87	$87
Accumulated deficit	(50,926)	(36,275)
Accumulated other comprehensive income (loss)	(957)	319
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(51,796)	(35,869)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$139,602	$32,506

PHOTOZOU KOUKOKU CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three months	Six months	For the period from
	Ended	Ended	March 14, 2017 (Inception)
	May 31, 2018	May 31, 2018	through May 31, 2017

Revenues
Revenue from cameras sold	$118,146	$300,720	$524
Service revenue	6,327	13,300	5,429

Total revenues	124,473	314,020	5,953

Cost of revenues	115,042	289,358	441

Gross profit	9,431	24,662	5,512

OPERATING EXPENSES
General and Administrative Expenses	$15,276	$39,313	$19,236

TOTAL OPERATING EXPENSES	$15,276	$39,313	$19,236

NET LOSS	$(5,845)	$(14,651)	$(13,724)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	$1,018	$(1,276)	$(77)

TOTAL COMPREHENSIVE LOSS	$(4,827)	$(15,927)	$(13,801)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(0.58)	$(1.47)	$(1.37)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	10,000	10,000	10,000

NOTE 4 - GOING CONCERN

The accompanying consolidated financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company is in the early stage of operations and has reoccurring net losses and negative cash flows. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 - RELATED-PARTY TRANSACTIONS

For the nine months ended August 31, 2018, the Company borrowed $64,665 from Photozou Co., Ltd., a Company controlled by Koichi Ishizuka, CEO. For the nine months ended August 31, 2018, the Company repaid $16,664   to Photozou Co., Ltd. The total due as of August 31, 2018 was $124,912 and is unsecured, due on demand and non-interest bearing.

For the nine months ended August 31, 2018, the Company rented office space and storage space from the Company’s officer free of charge.

NOTE 6 - CONCENTRATION

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of purchases of inventory on consignment, accounts receivable and revenue.

Concentration of Purchases

For the nine months ended August 31, 2018, 100% of the purchase of inventory of cameras was handled by Mr. Takaharu Ogami on consignment in the amount of $24,532.

Concentration of Revenues

Net revenues from customers accounting for 10% or more of total revenues are as follows:

For the nine months ended August 31, 2018, 91.0% of the revenue from the sale of cameras was generated from one customer in the amount of $507,949 For the nine months ended August 31, 2018, 100% of the revenue from the sale of cameras was handled by Mr. Takaharu Ogami on consignment.

For the nine months ended August 31, 2018, 90.0% of the service revenue was generated from three customers in the amount of $16,471.

NOTE 7 – COMMITMENTS

On March 17, 2017, the Company entered into an agreement with Telecom Square Taiwan, Inc. (the “Telecom”) whereas the Company will provide management services for a photo contest in consideration of NTD 48,500 ($16,142).

Term of contract

The photo contests shall be held 4 times and the Company shall host and manage the contests through April 30, 2018. The agreement to perform the aforementioned services may be extended with the Telecom’s consent. If the Company delays any service(s) without notice, the Company shall pay a penalty.

Schedule of Services

1st Inspection June 19, 2017 Degree of completion 25%

2nd Inspection September 18, 2017 Degree of completion 50%

3rd Inspection December 18, 2017 Degree of completion 75%

4th Inspection March 19, 2018 Degree of completion 100%

As of August 31, 2018 100% was completed.

On May 1, 2017, the Company entered into a consignment agreement with Mr. Takahara Ogami, whereas he is to act as an independent contractor to Photozou Koukoku. The services he is to provide include, but are not limited to, handling the operations of Photozou Koukoku's used camera retail business through purchasing, selling and delivery of cameras by Mr. Ogami. He is compensated JPY 400,000 ($3,600) a month. Unless either party expresses, in writing, their intention to terminate the agreement then it shall run another three months automatically.

The Company considers the sale of the cameras as being sold on consignment through Mr. Ogami’s efforts because he is responsible for the sale and shipping of the cameras at the expense of Photozou Koukoku. Photozou Koukoku is the legal owner of the camera(s) until the point of sale to the purchaser or purchaser(s).

As of August 31, 2018, the Company had advance receipt of $12,127. This was the receipt for the revenues of used cameras, which the shipment had not been completed by August 31, 2018.

NOTE 8 - SUBSEQUENT EVENTS

On September 10, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 4 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 21,700 shares of common stock to these individuals and received $543 as aggregate consideration. Each shareholder paid $0.025 USD per share.

- F15 -

PHOTOZOU KOUKOKU CO., LTD.

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F17

Balance Sheet as of May 31, 2017	F18

Statement of Operations and Comprehensive Loss for the period from March 14, 2017 (inception) to May 31, 2017	F19

Statement of Changes in Shareholders’ Deficit for the period from March 14, 2017 (inception) to May 31, 2017	F20

Statement of Cash Flows for the period from March 14, 2017 (inception) to May 31, 2017	F21

Notes to Financial Statements	F22-F24

- F16 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Photozou Koukoku Co., Ltd.

Tokyo, Japan

We have audited the accompanying balance sheet of Photozou Koukoku Co., Ltd. (the “Company”) as of May 31, 2017, and the related statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the period from March 14, 2017 (Inception) through May 31, 2017. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Photozou Koukoku Co., Ltd. as of May 31, 2017, and the results of its operations and its cash flows for the period from March 14, 2017 (Inception) through May 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 19, 2017

- F17 -

PHOTOZOU KOUKOKU CO., LTD.
BALANCE SHEET

May 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$43,256
Prepaid expenses	5,734
Accounts receivable- trade	473
Inventory	17,260

TOTAL CURRENT ASSETS	66,723

TOTAL ASSETS	$66,723

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities
Accounts payable-trade	$2,081
Due to related party	61,709
Accrued expenses	505
Deferred revenue	16,142

TOTAL CURRENT LIABILITIES	80,437

TOTAL LIABILITIES	80,437

Shareholders' Deficit
Common stock (No par value, 100,000,000 shares authorized,
10,000 shares issued and outstanding as of May 31, 2017)	87
Accumulated deficit	(13,724)
Accumulated other comprehensive loss	(77)

TOTAL SHAREHOLDERS' DEFICIT	(13,714)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$66,723

See Accompanying Notes to Financial Statements.

- F18 -

PHOTOZOU KOUKOKU CO., LTD.
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from March 14, 2017 (Inception) through May 31, 2017
Revenues
Revenue from cameras sold	$524
Service revenue	5,429

Total revenues	5,953

Cost of revenues	441

Gross profit	5,512

Operating Expenses
General and Administrative Expenses	$19,236

Total Operating expenses	19,236

NET LOSS	$(13,724)

Other Comprehensive Income
Foreign currency translation adjustment	(77)

TOTAL COMPREHENSIVE LOSS	$(13,801)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(1.37)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000

See Accompanying Notes to Financial Statements.

- F19 -

PHOTOZOU KOUKOKU CO., LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
FOR THE PERIOD FROM MARCH 14, 2017 (INCEPTION) THROUGH MAY 31, 2017

			ADDITIONAL	OTHER
	COMMON STOCK		PAID IN	COMPREHENSIVE	ACCUMULATED
	NUMBER	AMOUNT	CAPITAL	INCOME	(DEFICIT)	TOTALS

Common stock issued for cash on March 14, 2017 (Inception)	10,000	$87	$-	$-	$-	$87
Net loss for the period	-	-	-	-	(13,724)	(13,724)
Foreign currency translation	-	-	-	(77)	-	(77)
Balance May 31, 2017	10,000	$87	$-	$(77)	$(13,724)	$(13,714)

See Accompanying Notes to Financial Statements.

- F20 -

PHOTOZOU KOUKOKU CO., LTD.
STATEMENT OF CASH FLOWS

For the period from March 14, 2017 (Inception) through May 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(5,734)
Accounts receivable- trade	(473)
Deferred revenue	16,142
Inventory	(17,260)
Accounts payable- trade	2,081
Accrued expenses	505
Net cash used in operating activities	(18,463)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	61,709
Common stock issued for cash	87
Net cash provided by financing activities	61,796

Net effect of exchange rate changes on cash	(77)

Net Change in Cash and Cash equivalents	43,256
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$43,256

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	-

See Accompanying Notes to Financial Statements.

- F21 -

PHOTOZOU KOUKOKU CO., LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 14, 2017 (INCEPTION) THROUGH MAY 31, 2017

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Photozou Koukoku Co., Ltd. (the “Company”), a growth company, was incorporated under the laws of Japan on March 14, 2017.

Currently, the Company is headquartered in Tokyo, Japan and its primary business is the sale of used cameras and online advertising services.

The Company elected May 31st as its fiscal year end.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. The most significant estimates and assumptions made by management include going concern, valuation allowance on deferred income tax, inventory obsolescence and sales allowance. Operating results in the future could vary from the amounts derived from management's estimates and assumptions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described:

· Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

· Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

· Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

For certain of the Company’s financial instruments, including cash and cash equivalents, prepaid expenses and other current assets, deferred tax assets, accrued expenses and other current liabilities, the carrying amounts approximate fair values due to their short maturities.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

RELATED PARTY TRANSACTION

The Company accounts for related party transactions in accordance with ASC 850 ("Related Party Disclosures"). A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

ACCOUNTS RECEIVABLE AND CREDIT POLICIES

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. If there is a claim for a defect of product after within four days after arrival of goods, the Company shall accept a goods return.

INVENTORY

Inventory, consisting of used cameras, are primarily accounted for using the specific identification method, and are valued at the lower of cost or market value. This valuation requires the Company to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

As of May 31, 2017, the Company held inventory comprised solely of used cameras in the amount of $17,260.

- F22 -

FOREIGN CURRENCY TRANSLATION

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

May 31, 2017
Current JPY: US$1 exchange rate	110.75
Average JPY: US$1 exchange rate	111.40

COMPREHENSIVE INCOME OR LOSS

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

REVENUE RECOGNITION AND DEFERRED REVENUE

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company provides the warranty for the delivery of its service. If the Company cannot deliver its service to customers successfully, the Company retry its operation until the delivery is completed.

In case of the service for the photo contest, the Company applies the percentage of completion method and unfinished part of collected cash is accounted as a deferred revenue.

Revenue for used cameras is recognized when the cameras are delivered to the customer.

NET LOSS PER COMMON SHARE

Net income per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of May 31, 2017.

CONCENTRATION OF CREDIT RISKS

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risks. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2017, the FASB issued ASU 2017-03, “Accounting Changes and Error Corrections (Topic 250) and Investments - Equity Method and Joint Ventures (Topic 323)”. This pronouncement amends the SEC’s reporting requirements for public filers in regard to new accounting pronouncements or existing pronouncements that have not yet been adopted. Companies are to provide qualitative disclosures if they have not yet implemented an accounting standards update. Companies should disclose if they are unable to estimate the impact of a specific pronouncement, and provide disclosures including a description of the effect on accounting policies that the registrant expects to apply. These provisions apply to all pronouncements that have not yet been implemented by registrants. There are additional provisions that relate to corrections to several other prior FASB pronouncements. The Company has incorporated language into other recently issued accounting pronouncement notes, where relevant for the corrections in FASB ASU 2017-03. The Company is implementing the updated SEC requirements on not yet adopted accounting pronouncements with these consolidated financial statements.

In September 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Both of the below entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02

NOTE 3 - GOING CONCERN

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company is in the early stage of operations and has net loss from inception and negative cash flows. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

- F23 -

NOTE 4 - STOCKHOLDER’S EQUITY

The Company is authorized to issue 100,000,000 shares, no par value.

On March 14, 2016, the Company issued 10,000 shares of common stock to the Koichi Ishizuka, CEO in consideration for cash of 10,000 JPY ($87 USD).

NOTE 5 - RELATED-PARTY TRANSACTIONS

During the period May 31, 2017, the Company borrowed $61,709 from Photozou Co., Ltd., a Company controlled by Koichi Ishizuka, CEO. The total due as of May 31, 2017 is $61,709 and is due on demand and non-interest bearing.

On April 1, 2017, the Company purchased a camera trading website from Photozou Co., Ltd and record at historical carryover basis of zero.

During the period May 31, 2017, the Company rented office space and storage space from the Company’s officer free of charge.

NOTE 6 - CONCENTRATION

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of purchases of inventory on consignment, accounts receivable and revenue.

Concentration of Purchase

During the period May 31, 2017, 85.7% of the inventory is purchased from one supplier in the amount of $14,825.

Concentration of Revenue

Net revenues from customers accounting for 10% or more of total revenues are as follows:

During the period May 31, 2017, 91.2% of the revenue is generated from one customer in the amount of $5,429.

Concentration of Accounts Receivable

The Company performs ongoing credit evaluations of its customers and does not require collateral related to its accounts receivable. At May 31, 2017, accounts receivable from one customer comprised 100% of the company’s total accounts receivable.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

On March 17, 2017, the Company entered into an agreement with Telecom Square Taiwan, Inc. (the “Telecom”) whereas the Company will provide management services for a photo contest in consideration of NTD 48,500 ($16,142 USD).

Term of contract

The photo contests shall be held 4 times and the Company shall host and manage the contests through April 30, 2018. The agreement to perform the aforementioned services may be extended with the Telecom’s consent. If the Company delays any service(s) without notice, the Company shall pay a penalty.

Schedule of Services

1st Inspection               June 19, 2017                   Degree of completion 25%

2nd Inspection              September 18, 2017         Degree of completion 50%

3rd Inspection               December 18, 2017          Degree of completion 75%

4th Inspection               March 19, 2018               Degree of completion 100%

As of May 31, 2017 no percentage was completed.

On May 1, 2017, the Company entered into a consignment agreement with Mr. Takahara Ogami, whereas he is to act as an independent contractor to Photozou Koukoku. The services he is to provide include, but are not limited to, handling the operations of Photozou Koukoku's used camera retail business through purchasing, selling and delivery of cameras by Mr. Ogami. He is compensated JPY 400,000 ($3,600) a month. Unless either party expresses, in writing, their intention to terminate the agreement then it shall run another three months automatically.

The Company considers the sale of the cameras as being sold on consignment through Mr. Ogami’s efforts because he is responsible for the sale and shipping of the cameras at the expense of Photozou Koukoku. Photozou Koukoku is the legal owner of the camera(s) until the point of sale to the purchaser or purchaser(s).

NOTE 8 - INCOME TAX

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

National income tax in Japan is charged at 15% of a company’s assessable profit. The Company was incorporated in Japan and is subject to Japanese national income tax and city income tax at the applicable tax rates on the taxable income as reported in their Japanese statutory accounts in accordance with the relevant enterprises income tax laws.

For the period ended May 31, 2017, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward is approximately $13,724 as at May 31, 2017 and will expire beginning in the year 2037.

The cumulative tax effect at the expected rate of 25% of significant items comprising our net deferred tax amount is as follows:

May 31, 2017
Deferred tax asset attributable to
Net operating loss carryover	3,431
Valuation allowance	(3,431)
Net deferred tax assets	$-

NOTE 9 - SUBSEQUENT EVENTS

Subsequent to May 31, 2017, the Company borrowed  $17,927 from Photozou Co., Ltd., a Company controlled by Koichi Ishizuka, CEO. During the same period, the Company repaid  $24,915 to Photozou Co., Ltd.. The current balance of this loan is $53,826. The amounts borrowed are due on demand and non-interest bearing.

On December 18, 2017, Photozou Holdings, Inc. (“Photozou Holdings”) entered into a Stock Purchase Agreement with Koichi Ishizuka, our President, CEO, Director and majority owner. At the closing of the Stock Purchase Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Koichi Ishizuka will transfer to Photozou Holdings, 10,000 shares of the common stock of the Company, which represents all of its issued and outstanding shares, in consideration of 6,900,000 JPY ($60,766 USD translated by the exchange rate as of December 11, 2017) and Photozou Holdings will gain a 100% interest in the issued and outstanding shares of the Company’s common stock and the Company will become a wholly owned subsidiary of Photozou Holdings. The Company and Photozou Holdings were under common control.

- F24 -

PHOTOZOU HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements are based on our historical consolidated financial statements and Photozou Koukoku’s historical financial statements as adjusted to give effect to May 31, 2017 acquisition of Photozou Koukoku. The unaudited pro forma consolidated balance sheet as of November 30, 2017 gives effect to the acquisition of Photozou Koukoku as if it had occurred on November 30, 2017. The unaudited pro forma consolidated statements of operations for the year ended November 30, 2017 give effect to the acquisition of Photozou Koukoku as if it had occurred on December 1, 2016. The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

PHOTOZOU HOLDINGS, INC.
(UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS)

	PHOTOZOU	PHOTOZOU			Consolidated
	HOLDINGS,	KOUKOKU
	INC.	CO., LTD.
	November 30, 2017	November 30, 2017		Pro Forma	Pro Forma
				Adjustment	Result
ASSETS
Current Assets
Cash and cash equivalents	$75,933	$9,026	$	(B) (75,933)	$9,026
Prepaid expenses	-	2,351		-	2,351
Accounts receivable - trade	-	7,790		-	7,790
Inventories	-	11,579		-	11,579

TOTAL CURRENT ASSETS	75,933	30,746		(75,933)	30,746

Property, plant and equipment
Software		1,920		-	1,920
Less accumulated depreciation and amortization		(160)		-	(160)

TOTAL PROPERTY, PLANT AND EQUIPMENT	-	1,760		-	1,760

TOTAL ASSETS	$75,933	$32,506		$(75,933)	$32,506

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Due to related party	$16,960	$59,951		$-	$76,911
Accrued expenses	-	463		-	463
Deferred income	-	7,962		-	7,962

TOTAL LIABILITIES	16,960	68,376		-	85,336

SHAREHOLDERS’ DEFICIT
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of August 31, 2017)	-	-		-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
8,000,000 shares issued and outstanding as of November 30, 2017)	1,104	-		(304)	800
Common stock (No par value, 100,000,000 shares authorized,
10,000 shares issued and outstanding as of November 30, 2017		87	A	(87)	-
Additional paid in capital	107,938	-		(75,542)	32,396
Accumulated deficit	(50,086)	(36,275)		-	(86,361)
Accumulated other comprehensive loss	17	318		-	335

TOTAL SHAREHOLDERS’ DEFICIT	58,973	(35,870)		(75,933)	(52,830)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$75,933	$32,506		$(75,933)	$32,506

A)     On May 31, 2018, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Koichi Ishizuka, our President, CEO, Director and majority owner. At the closing of the Stock Purchase Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Koichi Ishizuka transferred to the Company, 10,000 shares of the common stock of Photozou Koukoku Co., Ltd., a Japan corporation (“Photozou Koukoku”), which represents all of its issued and outstanding shares, in consideration of 1,000,000 JPY ($9,190 USD translated by the exchange rate as of May 31, 2018) and the Company gained a 100% interest in the issued and outstanding shares of Photozou Koukoku’s common stock and Photozou Koukoku will become a wholly owned subsidiary of the Company. The Company and Photozou Koukoku were under common control.

B)      On May 8, 2018, we conducted a stock cancellation of the above 3,037,300 shares and the total funds of $75,933 were returned to investors. The cancellation of the shares and return of funds was due to the fact that we did not make an acquisition in the allotted time granted by Rule 419.

- F25 -

PHOTOZOU HOLDINGS, INC.
(UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS)

	PHOTOZOU		PHOTOZOU		Pro Forma	Consolidated
	HOLDINGS,		KOUKOKU		Adjustment
	INC.		CO., LTD.
			For the period from
			March 14, 2017
			(Inception)
	For the year Ended		through			For the year Ended
	November 30, 2017		November 30, 2017			November 30, 2017
Revenues
Revenue from cameras sold	$-		$133,767		$-	$133,767
Service revenue	-		16,241		-	16,241

Total revenues	-		150,008		-	150,008

Cost of revenues	-		126,594		-	126,594

Gross profit	-		23,414		-	23,414

Operating Expenses
General and Administrative Expenses	$23,027		$59,689		$-	$82,716

Total Operating expenses	23,027		59,689		-	82,716

NET LOSS	$(23,027)		$(36,275)		$-	$(59,302)

Other Comprehensive Income
Foreign currency translation adjustment	17		318		-	335

TOTAL COMPREHENSIVE LOSS	$(23,010)		$(35,957)		$-	$(58,967)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$		$		$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,570,115		N/A		(A) (3,037,000)	8,000,000

A)     On May 8, 2018, we conducted a stock cancellation of the above 3,037,300 shares and the total funds of $75,933 were returned to investors. The cancellation of the shares and return of funds was due to the fact that we did not make an acquisition in the allotted time granted by Rule 419.

- F26 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$47.09
Auditor Fees and Accounting Expenses	$8,000.00
Legal Fees	$2,000.00
Other Miscellaneous Fees or Expenses	$2,450.00
Transfer Agent Fees	$2,500.00
TOTAL	$14,997.09

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICER

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Photozou Holdings, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Photozou Holdings, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On January 13, 2017, Thomas DeNunzio sold 8,000,000 shares of our restricted common stock, which represented all of our issued and outstanding shares at the time, to Photozou Co., Ltd., a Japanese Company.

The shares were sold for an aggregate purchase price of $100,000. Photozou Co., Ltd. is controlled by Koichi Ishizuka, a Japanese citizen. The aforementioned shares were sold pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). No directed selling efforts were made in the United States.

On June 5, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 69 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 3,028,900 shares of common stock to these individuals and received $75,723 as aggregate consideration. Each shareholder paid $0.025 USD per share.

On July 17, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 1 Japanese shareholder. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 7,000 shares of common stock to this individual and received $175 as aggregate consideration. Each shareholder paid $0.025 USD per share.

The aforementioned sale of shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933, as amended ("Regulation S") because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 10, 2018, Photozou Co., Ltd., our controlling shareholder, entered into stock purchase agreements with 4 Japanese shareholders. Pursuant to these agreements, Photozou Co., Ltd. sold a total of 21,700 shares of common stock to these individuals and received $543 as aggregate consideration. Each shareholder paid $0.025 USD per share.

The aforementioned sale of shares was exempt from registration in accordance with Regulation S of the Securities Act of 1933, as amended ("Regulation S") because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Articles of Incorporation & Certificate of Amendment of Certificate of Incorporation (amendment dated January 18, 2017) (1)
3.2	Bylaws (1)
5.1	Legal Opinion Letter (2)
10.1	Agreement with Mr. Ogami (2)
23.1	Consent of Independent Accounting Firm “MaloneBailey, LLP” for Photozou Holdings, Inc. (2)
23.2	Consent of Independent Accounting Firm “MaloneBailey, LLP” for Photozou Koukoku Co., Ltd (2)

(1) Filed as an exhibit to Form POS AM filed on June 9, 2017.

(2) Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Tokyo, Japan on November 28, 2018.

Photozou Holdings, Inc.
(Registrant)

By:	/s/ Koichi Ishizuka
Koichi Ishizuka, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Koichi Ishizuka	Chief Executive Officer, President, Secretary and Director	November 28, 2018
Koichi Ishizuka

/s/ Koichi Ishizuka	Treasurer, Chief Financial Officer	November 28, 2018
Koichi Ishizuka

/s/ Koichi Ishizuka	Principal Accounting Officer	November 28, 2018
Koichi Ishizuka